Exhibit 99.1

Immediate Release

Resources Connection, Inc. Announces Appointment of Jennifer Ryu

as Chief Financial Officer

IRVINE, Calif., February 4, 2020 – Resources Connection, Inc. (NASDAQ: RECN), today announced the appointment of Jennifer Ryu as Chief Financial Officer (CFO), effective as of February 3, 2020. Ms. Ryu served as the Company’s Interim CFO since August 2019.

“Ms. Ryu exceeded our expectations as the interim CFO. Her technical knowledge as well as leadership skills and technology acumen will help us continue to achieve our financial goals and strategic plan,” said Ms. Kate Duchene, the Company’s President and Chief Executive Officer. Mr. Neil Dimick, Chairman of the Company’s Audit Committee added, that “Ms. Ryu has the full support of the Audit Committee. During her tenure as Interim CFO, she proved that her financial expertise, communication style and leadership abilities deliver the right mix for the permanent role.”

Ms. Ryu, 44, joined the Company in April 2019, serving first as the Company’s Senior Vice President of Finance and Accounting and then as Interim CFO. Prior to joining the Company, from 2014 to 2019, Ms. Ryu was Chief Accounting Officer for Young’s Holdings, a privately-owned distributor and importer of wine and spirits. From 2007 to 2014, Ms. Ryu served as Director of External Reporting for Kaiser Aluminum, a $1B producer of semi-fabricated aluminum products. Ms. Ryu began her career in public accounting at Deloitte. Ms. Ryu is a CPA and holds a B.A. in Business Economics and Accounting from University of California, Los Angeles.

About RGP

RGP is a global consulting firm that enables rapid business outcomes by bringing together the right people to create transformative change. As a human capital partner for our clients, we specialize in solving today’s most pressing business problems across the enterprise in the areas of Business Transformation, Governance, Risk and Compliance and Technology and Digital Innovation. Our engagements are designed to leverage human connection and collaboration to deliver practical solutions and more impactful results that power our clients, consultants and partners’ success.

RGP was founded in 1996 to help finance executives with operational needs and special projects created by workforce gaps. Our first-to-market, agile human capital model disrupted the professional services industry at a time when traditional talent models prevailed. Today’s new ecosystem for work embraces our founding principle – quickly align the right resource for the work at hand with a premium placed on value, efficiency and ease of use.

Our pioneering approach to workforce strategy uniquely positions us to support our clients on their transformation journeys. With more than 3,800 professionals, we annually engage with over 2,400 clients around the world from more than 70 practice offices. We are their partner in delivering on the future of work. Headquartered in Irvine, California, RGP is proud to have served 86 of the Fortune 100.

The Company is listed on the Nasdaq Global Select Market, the exchange’s highest tier by listing standards. To learn more about RGP, visit: http://www.rgp.com. (RECN-F)

Analyst Contact: Jenn Ryu, Chief Financial Officer (US+) 1-714-430-6500 Jenn.Ryu@rgp.com	Media Contact: Michael Sitrick, CEO Sitrick Group (US+) 1-310-788-2850 mike_sitrick@sitrick.com

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “remain,” “should” or “will” or the negative of these terms or other comparable terminology. Such statements and all phases of the Company’s operations are subject to known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievements and those of our industry to differ materially from those expressed or implied by these forward-looking statements including the risks and uncertainties identified in our most recent Quarterly Report on Form 10-K and our other public filings made with the Securities and Exchange Commission (File No. 0-32113). Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business or operating results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not intend, and undertakes no obligation, to update the forward-looking statements in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless required by law to do so.

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